                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      The following is a list of certain subsidiaries of the Registrant included in the consolidated financial statements, all of which are 100% owned at December 31, 1995, except for Essex Insurance Company, Ltd. which is 65% owned.

                                                            State or Country in
                                                            Which Incorporated
       Name of Corporation                                     or Organized
-------------------------------------                       -------------------
Salem Furnace Co.                                           Pennsylvania
Herr-Voss Corporation                                       Pennsylvania
Industrial Contracting of Fairmont, Inc.                    West Virginia
Industrial Resources, Inc.                                  Delaware
West Virginia Electric Corporation                          West Virginia
Salem Engineering Company Limited                           Great Britain
Salem Automation Limited                                    Great Britain
Herr-Voss Limited                                           Great Britain
Enviroplant International Group, Ltd.                       Great Britain
Salem Industries Canada Limited                             Canada
A. L. Lee Corporation                                       Pennsylvania
Salem Electric Company                                      Delaware
McHal Corporation                                           West Virginia
Mountaineer Resources, Inc.                                 Pennsylvania
West Virginia Electric Industries, Inc.                     West Virginia
Salem International Services, Inc.                          Pennsylvania
Salem Erectors, Inc.                                        Pennsylvania
Salem Asset Management Corp.                                Delaware
Essex Insurance Company, Ltd.                               Bermuda
Salem Mexicana S.A. de C.V.                                 Mexico
Salem Foreign Sales Corp.                                   U.S. Virgin Islands


Three subsidiaries, which are inactive, are omitted since they do not, in the aggregate, constitute a significant subsidiary.


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